Exhibit 10.2

KLA CORPORATION 2023 INCENTIVE AWARD PLAN

GLOBAL RESTRICTED STOCK UNIT AGREEMENT
Capitalized terms not specifically defined in this Global Restricted Stock Unit Agreement, including any additional terms and conditions for Participant’s country set forth in the Appendix hereto (together, this “Agreement”) shall have the meanings specified in that certain Global Restricted Stock Unit Grant Notice (the “Grant Notice”) to which this Agreement relates or, if not defined in the Grant Notice, in the Plan.
ARTICLE I.
GENERAL
Article I.Award of RSUs and Dividend Equivalents.
(a)The Company has granted the RSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share as set forth in this Agreement. Participant will have no right to the distribution of any Shares until the time (if ever) the RSUs have vested.
(b)The Company hereby grants to Participant, with respect to each RSU granted hereunder, a Dividend Equivalent for ordinary cash dividends paid to substantially all holders of outstanding Shares with a record date after the Grant Date and prior to the date the applicable RSU is settled, forfeited or otherwise expires. Each Dividend Equivalent entitles Participant to receive the equivalent value of any such ordinary cash dividends paid on a single Share. The Company will establish a separate Dividend Equivalent bookkeeping account (a “Dividend Equivalent Account”) for each Dividend Equivalent and credit the Dividend Equivalent Account (without interest) on the applicable dividend payment date with the amount of any such cash paid. Any Dividend Equivalents granted in connection with the RSUs issued hereunder, and any amounts that may become distributable in respect thereof, shall be treated separately from such RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A.
1.1Incorporation of Terms of Plan. The RSUs and Dividend Equivalents are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control. If the Appendix described in Section 4.15 below applies to Participant, in the event of a conflict between the terms of this Agreement or the Plan and the provisions in the Appendix, the terms and conditions in the Appendix shall control.
1.2Unsecured Promise. The RSUs and Dividend Equivalents will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
ARTICLE II.
VESTING; FORFEITURE AND SETTLEMENT
1.1Vesting; Forfeiture.
(a)General. Subject to and except as otherwise provided in Section 2.1(b) below, the RSUs will vest according to the vesting schedule in the Grant Notice (with any fractional RSUs scheduled to vest on any vesting date treated as determined by the Company in its discretion). Dividend Equivalents (including any Dividend Equivalent Account balance) will vest upon the vesting of the RSUs with respect to which the Dividend Equivalent (including the Dividend Equivalent Account) relates.
(b)Forfeiture.

Exhibit 10.2
(i)In the event of Participant’s Termination of Service for any reason, all unvested RSUs (together with their tandem Dividend Equivalents (and any corresponding Dividend Equivalent Account balance)) will immediately and automatically be cancelled and forfeited without payment, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company or a Subsidiary thereof. For the avoidance of doubt, employment or other service during only a portion of the vesting period, but where Termination of Service has occurred prior to a vesting date, shall not entitle Participant to vest in a pro-rata portion of the RSUs or Dividend Equivalents.
(ii)Participant hereby acknowledges and agrees that Participant shall continue to comply with any restrictive covenants to which Participant is bound pursuant to any written agreement with the Company or any of its Subsidiaries (including, if Participant is a party to an employment agreement with the Company or any of its Subsidiaries, the restrictive covenants set forth in such employment agreement (if any)) (collectively, “Restrictive Covenants”). In the event that Participant breaches any Restrictive Covenant, then any unvested RSUs or vested RSUs which have not yet been settled will automatically be forfeited and cancelled as of such breach without payment.
1.2Settlement.
(a)RSUs that vest will be paid in Shares, and Dividend Equivalents (including any Dividend Equivalent Account balance) that vest will be paid in cash, in each case, as soon as administratively practicable after vesting, but in no event later than March 15 of the calendar year following the calendar year in which the RSU’s vesting date occurs.
(b)Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with U.S. Treasury Regulation Section 1.409A-2(b)(7)(ii)); provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.
    (c)    Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to the administrator or executor of Participant’s estate or to Participant’s legal heirs, as applicable. Any such administrator, executor or legal heir must furnish the Company with (i) written notice of his or her status as such and (ii) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
(d)    The issuance of Shares upon the vesting of the RSUs is subject to Participant’s continued compliance with all of the applicable requirements of all Applicable Laws and regulations with respect to such issuance.
ARTICLE III.
TAXATION AND TAX WITHHOLDING
1.1Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this award of RSUs and Dividend Equivalents and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
1.2Responsibility for Taxes.
(a)Participant acknowledges that, regardless of any action taken by the Company or, if different, the Subsidiary which employs Participant or to which Participant otherwise renders services (the “Service Recipient”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable or deemed applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount (if any) actually withheld by the Company or the

Exhibit 10.2
Service Recipient. Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs or Dividend Equivalents, including, but not limited to, the grant, vesting or settlement of the RSUs or Dividend Equivalents, or the subsequent sale of Shares acquired pursuant to the settlement of any RSUs; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs or Dividend Equivalents to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Service Recipient may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)In connection with any relevant taxable or tax-withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy Tax-Related Items. In this regard and unless the Administrator determines otherwise, Participant authorizes and agrees that the Company or its agent shall satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items arising in connection with or relating to the RSUs by withholding in Shares to be issued upon settlement of the RSUs. The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income, in accordance with Section 9.5 of the Plan. In the event that such withholding in Shares is problematic under applicable tax or securities law or has materially adverse accounting consequences or if the Administrator determines otherwise, by Participant’s acceptance of this Agreement, (1) Participant authorizes and directs the Company and any brokerage firm determined acceptable to the Company to sell on Participant’s behalf a number of Shares from those Shares issued to Participant as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy any applicable withholding obligations or rights for Tax-Related Items (pursuant to this authorization without further consent), (2) Participant authorizes the Service Provider to withhold Tax-Related Items from Participant’s wages or other cash compensation payable to Participant or (3) the Company may require Participant to make cash payment in an amount equal to the withholding obligations for Tax-Related Items. The Company or Service Recipient shall satisfy any applicable withholding obligations or rights with respect to all Tax-Related Items arising in connection with or relating to the Dividend Equivalents by withholding from the amounts payable in respect of the Dividend Equivalents an amount equal to the withholding obligations for Tax-Related Items.
(c)In all cases, the Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including the maximum rates applicable in Participant’s jurisdiction(s). In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares) or, if not refunded, Participant may seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient. If the obligations for Tax-Related Items in connection with the RSUs are satisfied by withholding Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of satisfying the withholding obligations for the Tax-Related Items.
(d)Participant agrees to pay the Company or the Service Recipient any amount of Tax-Related Items that cannot be satisfied by the means described above in Section 3.2(b). The Company shall not be obligated to deliver any Shares to Participant or Participant’s legal representative unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of any withholding obligation for Tax-Related Items resulting from the RSUs, the Dividend Equivalents or the Shares subject to the RSUs.
ARTICLE IV.
OTHER PROVISIONS
1.1No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan

Exhibit 10.2
or Participant’s receipt, vesting or settlement of the RSUs, the Shares subject to the RSUs or the Dividend Equivalents or the sale of such Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan and the RSUs and Dividend Equivalents before accepting the RSUs and Dividend Equivalents or otherwise taking any action related to the RSUs and/or Dividend Equivalents or the Plan.
1.2Nature of the Grant. By accepting the RSUs and Dividend Equivalents, Participant acknowledges and agrees that:
(a)the Plan is established voluntarily by the Company, is wholly discretionary in nature and may be modified, amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the RSUs and tandem Dividend Equivalents is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units or dividend equivalents, or benefits in lieu of restricted stock units or dividend equivalents, even if restricted stock units or dividend equivalents have been granted in the past;
(c)all decisions with respect to future grants of restricted stock units and/or dividend equivalents or other grants, if any, will be at the sole discretion of the Company;
(d)Participant is voluntarily participating in the Plan;
(e)the RSUs and Dividend Equivalents and any Shares acquired under the Plan, and the income from and value of the same, are not intended to replace any pension rights or compensation;
(f)the RSUs and Dividend Equivalents and any Shares acquired under the Plan, and the income from and value of the same, are not part of normal or expected compensation for any purposes, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;
(g)the future value of the Shares underlying the RSUs is unknown, indeterminable, and cannot be predicted with certainty;
(h)no claim or entitlement to compensation or damages shall arise from forfeiture of any portion of the RSUs and Dividend Equivalents resulting from Participant’s Termination of Service (for any reason whatsoever and regardless of whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is providing service or the terms of Participant’s employment or other service agreement, if any), Participant’s breach of any Restrictive Covenants and/or the application of any recoupment, recovery, or clawback policy otherwise required by Applicable Laws;
(i)for purposes of the RSUs and Dividend Equivalents, the Participant’s employment or other Service Provider status will be considered terminated as of the date he or she is no longer actively providing services to the Company, the Service Recipient or any other Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of his or her employment agreement, if any), and unless otherwise expressly determined by the Company, Participant’s right to vest in the RSUs or Dividend Equivalents under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of Service Provider status would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where he or she is employed or providing services or the terms of Participant’s employment or service agreement, if any); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the RSUs and Dividend Equivalents (including whether Participant may still be considered to be providing services while on a leave of absence);

Exhibit 10.2
(j)unless otherwise agreed with the Company in writing, the RSUs, the Shares subject to the RSUs, and the Dividend Equivalents and the income from and value of the same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary or other affiliate;
(k)unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and Dividend Equivalents and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs, the Dividend Equivalents and/or any such other benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(l)neither the Company nor any Subsidiary thereof shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the RSUs or Dividend Equivalents or of any amounts due to Participant pursuant to the vesting of the RSUs or Dividend Equivalents or the subsequent sale of any Shares acquired upon settlement of the RSUs.
1.3Adjustments. Participant acknowledges that the RSUs, the Shares subject to the RSUs and the Dividend Equivalents are subject to adjustment, modification and/or termination in certain events as provided in this Agreement and the Plan.
1.4Clawback. The RSUs, Dividend Equivalents and the Shares issuable hereunder shall be subject to any Company clawback or recoupment policy in effect on the Grant Date or as may be adopted or maintained by the Company following the Grant Date, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.
1.5Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the “Stock Administration” at the Company’s principal office. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, or a comparable non-U.S. postal service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
1.6Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
1.7Conformity to Applicable Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws. Notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon settlement of the RSUs prior to the completion of any registration or qualification of the Shares under any U.S. or non-U.S. federal, state or local securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. federal, state or local governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any other securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without his or her consent to the extent necessary to comply with Applicable Laws applicable to issuance of Shares.

Exhibit 10.2
1.8Successors and Assigns. The Company may assign any of its rights under this Agreement to a single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
1.9Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the RSUs and Dividend Equivalents will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
1.10Entire Agreement; Amendment. The Plan, the Grant Notice and this Agreement (including the Appendix and any other exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof; provided, however, that this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company or a Subsidiary thereof and Participant in effect as of the date a determination is to be made under this Agreement. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall materially and adversely affect the RSUs or Dividend Equivalents without the prior written consent of Participant.
1.11Severability. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
1.12Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs and Dividend Equivalents, as and when settled pursuant to the terms of this Agreement.
1.13Not a Contract of Employment of Service. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company, the Service Recipient or any other Subsidiary or interferes with or restricts in any way the rights of the Company, the Service Recipient and any other Subsidiary, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company, the Service Recipient or another Subsidiary and Participant.
1.14Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.
1.15Appendix. Notwithstanding any provision in this Agreement, the RSUs shall be subject to any additional terms and conditions set forth in the Appendix to this Agreement for Participant’s country. Moreover, if Participant relocates to any of the countries included in the Appendix, the additional terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

Exhibit 10.2
1.16Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
1.17Language. Participant acknowledges that Participant is sufficiently proficient in English or has had an opportunity to consult with an advisor who is sufficiently proficient in the English language, and understands the content of the Grant Notice, the Agreement and other Plan materials. If Participant has received the Grant Notice or this Agreement or any other document related to the Plan and/or the RSUs translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by Applicable Laws.
1.18Governing Law and Venue. The RSUs, Dividend Equivalents, the Grant Notice and this Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without regard to the conflict of laws principles thereof. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
1.19Imposition of other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and Dividend Equivalents, and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
1.20Insider Trading/Market Abuse Laws. Depending on Participant’s country or broker’s country, or the country in which the Shares are listed, Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect Participant’s ability to accept, acquire, sell or attempt to sell, or otherwise dispose of the Shares, rights to Shares (e.g., the RSUs) or rights linked to the value of Shares, during such times as Participant is considered to have “inside information” regarding the Company (as defined by Applicable Laws). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before possessing inside information. Furthermore, Participant may be prohibited from (i) disclosing insider information to any third party, including fellow Employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant should speak to his or her personal advisor on this matter.
1.21Foreign Asset/Account Reporting, Exchange Control and Tax Reporting. Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) derived from his or her participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside Participant’s country. Applicable Laws may require that Participant report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. Participant also may be required to repatriate sale proceeds or other funds received as a result of Participant’s participation in the Plan to his or her country through a designated bank or broker within a certain time after receipt. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal legal advisor on this matter.
* * * * *

Exhibit 10.2
APPENDIX

KLA CORPORATION
2023 INCENTIVE AWARD PLAN
GLOBAL RESTRICTED STOCK UNIT AGREEMENT

(WITH DIVIDEND EQUIVALENTS)

Capitalized terms used but not defined in this Appendix shall have the meanings assigned to them in the Restricted Stock Unit Award Notification, the Global Restricted Stock Unit Agreement (the “RSU Agreement”) and the Plan.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the RSUs and Dividend Equivalents granted to Participant under the Plan if Participant resides and/or works in any of the countries listed below. If Participant is a citizen or resident of a country other than the one in which Participant is currently working and/or residing, transfers to another country after the grant date or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the additional terms and conditions contained herein apply to Participant.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of October 2023. Such laws are often complex and change frequently, and results may be different based on the particular facts and circumstances. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in the RSUs or Dividend Equivalents, acquires Shares or sells Shares he or she acquires under the Plan.

In addition, the information is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in Participant’s country apply to his or her specific situation.

Finally, Participant understands that if he or she is a citizen or resident of a country other than the one in which Participant currently resides and/or works, transfers to another country after the grant date, or is considered a resident of another country for local law purposes, the notifications contained herein may not apply to Participant in the same manner.

Appendix

Exhibit 10.2
Austria
Notifications
Exchange Control Information

If Participant holds securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Shares) outside of Austria, Participant may be subject to reporting obligations to the Austrian National Bank. If the value of the Shares meets or exceeds a certain threshold, Participant must report the securities held on a quarterly basis to the Austrian National Bank as of the last day of the quarter, on or before the 15th day of the month following the end of the calendar quarter. In all other cases, an annual reporting obligation applies and the report has to be filed as of December 31 on or before January 31 of the following year using the form P2. Where the cash amounts held outside of Austria meets or exceeds a certain threshold, monthly reporting obligations apply as explained in the next paragraph.
If Participant sells Shares, or receives any cash dividends, Participant may have exchange control obligations if Participant holds the cash proceeds outside of Austria. If the transaction volume of all of Participant’s accounts abroad meets or exceeds a certain threshold, Participant must report to the Austrian National Bank the movements and balances of all accounts on a monthly basis, as of the last day of the month, on or before the 15th day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).
Participant should consult with Participant’s personal tax advisor to determine Participant’s personal reporting obligations.
Belgium
Notifications

Annual Securities Account Tax

An annual securities accounts tax may be payable if the total value of securities held in a Belgian or foreign securities account (e.g., Shares acquired under the Plan) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). In such case, the tax will be due on the value of the qualifying securities held in such account. Participant should consult with Participant’s personal tax advisor regarding the application of this tax.

Stock Exchange Tax

A Belgian stock exchange tax may be payable upon the sale of Shares. If applicable, Belgian residents will be responsible for filing the stock exchange tax return and paying the stock exchange tax due by the end of the second month following the month in which the Shares are sold, unless the stock exchange tax is paid by the financial intermediary involved in the sale of the Shares.

Foreign Asset/Account Reporting Information

Belgian residents are required to report any security or bank account (including a brokerage account) maintained outside of Belgium on their annual tax return. The first time a Belgian resident reports the foreign security and/or bank account on their annual tax return, they will have to provide the National Bank of Belgium Central Contact Point with the account number, the name of the bank and the country in which the account was opened in a separate form. The form, as well as information on how to complete
Appendix

Exhibit 10.2
it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des Crédits caption.

China
Terms and Conditions
The following terms and conditions will be applicable to Participant to the extent that the Company, in its discretion, determines that his or her participation in the Plan will be subject to exchange control restrictions in the People’s Republic of China (“PRC”), as implemented by the PRC State Administration of Foreign Exchange (“SAFE”).
SAFE Approval Requirement
Notwithstanding anything to the contrary in the RSU Agreement or the Plan, no Shares will be issued to Participant unless and until all necessary exchange control or other approvals with respect to the Plan have been obtained from SAFE or its local counterpart (“SAFE Approval”) and provided such SAFE Approval is maintained through each vesting date. In the event that SAFE Approval has not been obtained or is not maintained prior to any vesting date(s), such portion of the RSUs will not vest until such SAFE Approval is obtained (the “Actual Vesting Date”). If Participant’s status as a Service Provider ceases prior to the Actual Vesting Date, Participant will not be entitled to vest in any portion of the RSUs and the RSUs will be forfeited without any liability to the Company or any Subsidiary.
Stock Must Remain With Company’s Designated Broker
Participant agrees to hold any Shares received upon settlement of the RSUs with the Company’s designated broker until the Shares are sold. The limitation shall apply to all Shares issued to Participant under the Plan, whether or not Participant remains a Service Provider.
Forced Sale Restriction
Notwithstanding anything to the contrary in the RSU Agreement or the Plan, to administer participation in the Plan and to comply with applicable SAFE requirements, Participant acknowledges and agrees that the Company, Fidelity and/or any other designated broker is authorized to direct the sale of any and all Shares acquired under the Plan at any time after acquisition of such Shares. In any event, if Participant experiences a Termination of Service, Participant will be required to sell all Shares acquired upon settlement of the RSUs within such time period as required by the Company in accordance with SAFE requirements. Any Shares remaining in the brokerage account at the end of this period shall be sold by the broker (on behalf of Participant and Participant hereby authorizes such sale). Participant agrees to sign any additional agreements, forms and/or consents that reasonably may be requested by the Company (or the Company’s designated broker) to effectuate the sale of Shares (including, without limitation, as to the transfer of the sale proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters. Participant acknowledges that neither the Company nor the designated broker is under any obligation to arrange for the sale of Shares at any particular price (it being understood that the sale will occur in the market) and that broker’s fees and similar expenses may be incurred in any such sale. In any event, when the Shares are sold, the sale proceeds, less any withholding for Tax-Related Items, any broker’s fees or commissions, and any similar
Appendix

Exhibit 10.2
expenses of the sale will be remitted to Participant in accordance with applicable exchange control laws and regulations.
Dividend Reinvestment

Notwithstanding anything to the contrary in the RSU Agreement or the Plan, in the event that Participant acquires Shares under the Plan and in the event that the Company, in its discretion, declares payment of any cash dividends on such Shares, Participant acknowledges and agrees that the Company, Fidelity and/or any other designated broker may use such cash dividends to automatically purchase additional Shares to be issued into Participant’s brokerage account. Any additional Shares acquired pursuant to the preceding sentence are subject to the same exchange control requirements as other Shares Participant may hold. Any cash dividends not used to purchase Shares or pay associated costs (e.g., broker fees) will be immediately repatriated to China pursuant to the procedures set by the Company in compliance with SAFE requirements.

Exchange Control Restrictions
By participating in the Plan, Participant understands and agrees that he or she will be required to immediately repatriate to the PRC all cash proceeds due to Participant under the Plan, including any remaining cash dividends, dividend equivalents or sale proceeds from the mandatory or voluntary sale of Shares. Participant understands that such repatriation will need to be effected through a special exchange control account established by the Company or a Subsidiary in the PRC, and Participant hereby consents and agrees that the proceeds may be transferred to such special account prior to being delivered to Participant.
Participant understands that the cash proceeds may be paid to him or her in U.S. dollars or in local currency, at the Company’s discretion. If the proceeds are paid in U.S. dollars, Participant understands that he or she will be required to establish a U.S. dollar bank account in the PRC so the proceeds may be deposited into this account. If the proceeds are paid in local currency, Participant acknowledges that neither the Company, the Service Recipient nor any other Subsidiary is under an obligation to secure any particular currency conversion rate and that the Company (or the Service Recipient or any other Subsidiary) may face delays in converting the proceeds to local currency due to exchange control requirements in the PRC. Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the time the proceeds are converted into local currency and distributed to Participant.
Participant agrees to comply with any other requirements that may be imposed by the Company to facilitate compliance with exchange control requirements in China.
Czech Republic
Notifications
Exchange Control Information

Participant may be required to notify the Czech National Bank that Participant acquired Shares under the Plan and/or that Participant maintains a foreign account. Such notification will be required if the aggregate value of Participant’s foreign direct investments is CZK 2,500,000 or more, Participant has a certain threshold of foreign financial assets, or Participant is specifically requested to do so by the Czech
Appendix

Exhibit 10.2
National Bank. Participant should consult with Participant’s personal financial advisor regarding applicable reporting requirements.
Denmark
Terms and Conditions
Danish Stock Option Act
By accepting this Award, Participant acknowledges having received a Danish translation of an Employer Statement, attached after these country-specific terms for Denmark, which is being provided to comply with the Danish Stock Option Act, as amended January 1, 2019.
Notifications

Foreign Asset/Account Reporting

The requirement to report certain information to the Danish Tax Administration via Form V or K was eliminated effective January 1, 2019. However, Danish residents must still report the foreign bank/broker accounts and their deposits, and Shares held in a foreign bank or broker in their tax return under the section on foreign affairs and income.

Appendix

Exhibit 10.2

KLA Corporation
2023 INCENTIVE AWARD PLAN
GLOBAL RESTRICTED STOCK UNIT AGREEMENT
EMPLOYER STATEMENT

Pursuant to Section 3(1) of the Act on Stock Options in employment relations, as amended with effect from 1 January 2019 (the “Stock Option Act”), you are entitled to receive the following information regarding the KLA Corporation (the “Company”) 2023 Incentive Award Plan, as amended and restated (the “Plan”) in a separate written statement.

This statement contains information applicable to your participation in the Plan, as required under the Stock Option Act. Additional terms and conditions of the Plan are described in the Plan and other grant materials, which have been made available to you. In the event of a conflict between a provision contained in this Employer Statement and provisions contained in the Plan materials, this Employer Statement shall prevail. Capitalized terms used but not defined herein, shall have the same meaning as terms defined in the Plan.

1.Date of grant of Restricted Stock Units (“RSUs”) under the Plan

The grant date of your RSUs is the date on which the Board of Directors of the Company (or a committee thereof) approved the RSU grant and determined it would be effective.

2.Terms or conditions for grant of RSUs

The Plan is offered at the discretion of the Board. The Board may terminate or amend the Plan at any time and without the consent of any participating employees.

3.Vesting Date or Period

Your RSUs will vest over a period of time (“vesting period”), provided you remain employed by or in the service of the Company or the Employer and any performance or other vesting conditions set forth in the grant materials are satisfied, unless the RSUs are vested or terminated earlier for the reasons set forth in the Plan and subject to section 5 of this statement.

4.Exercise price

No exercise price is payable upon the settlement of your RSUs in Shares in accordance with the vesting and settlement schedule described in the grant materials.

5.Your rights upon termination of employment

If you terminate service for any or no reason prior to vesting, the unvested RSUs will thereupon be forfeited at no cost to the Company and without any payment (in cash or otherwise) to you.
6.Financial aspects of participating in the Plan

The grant of RSUs has no immediate financial consequences for you. The value of the RSUs is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.

Shares are financial instruments and investing in them will always have financial risk. The future value of Shares is unknown and cannot be predicted with certainty. The possibility of profit at the time you sell my shares will not only be dependent on the Company’s financial development, but also on the general development of the stock market, among other things.

KLA Corporation
Milpitas, California, United States of America
Appendix

Exhibit 10.2
KLA Corporation
2023 INCENTIVE AWARD PLAN
GLOBAL RESTRICTED STOCK UNIT AGREEMENT
EMPLOYER STATEMENT

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold som ændret med virkning fra 1. januar 2019 (“Aktieoptionsloven”) er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger vedrørende KLA Corporation (“Selskabets”) 2023 Incentive Award Plan, as amended and restated (herefter “Ordningen”).

Denne erklæring indeholder de i henhold til Aktieoptionsloven krævede oplysninger vedrørende din deltagelse i Ordningen. Yderligere vilkår og betingelser for Ordningen er beskrevet i Ordningen og det andet tildeldingsmateriale, som du har fået udleveret. I tilfælde af uoverensstemmelser mellem en bestemmelse i denne Arbejdsgivererklæring og bestemmelserne i tilmeldingsmaterialet har denne Arbejdsgivererklæring forrang. Begreber, der står med stort begyndelsesbogstav i denne Arbejdsgivererklæring, men som ikke er defineret heri, har samme betydning som de begreber, der er defineret i Ordningen.

1.    Tildelingstidspunkt

Tidspunktet for tildelingen af dine RSU’er er den dato, hvor Selskabets Bestyrelse (eller det af Bestyrelsen nedsatte vederlagsudvalg) godkendte tildelingen og fastslog gyldigheden deraf.

2.    Betingelser for tildeling af RSU’er

Ordningen tilbydes efter Bestyrelsens skøn. Bestyrelsen kan til enhver tid ophæve eller ændre Ordningen uden de deltagende medarbejderes samtykke.

3.    Modningstidspunkt eller-periode

Dine RSU’er modnes over en periode (“modningsperioden”), forudsat at du fortsat er ansat i eller arbejder for Selskabet eller Arbejdsgiveren, og at alle de i tildelingsmaterialet beskrevne modningsbetingelser er opfyldt, medmindre RSU’erne modnes eller bortfalder på et tidligere tidspunkt af de i Ordningen anførte årsager og med forbehold for pkt. 5 i denne erklæring.

4.    Udnyttelseskurs

Der skal ikke betales nogen udnyttelseskurs i forbindelse med konverteringen af dine RSU’er til Aktier i overensstemmelse med den det andet tildeldingsmateriale beskrevne modningsplan.

5.    Dine rettigheder ved fratræden

Hvis dit ansættelsesforhold på noget tidspunkt inden modning ophører, uanset årsag, bortfalder de ikke-modnede RSU'er, uden omkostninger for Selskabet, og uden at du modtager betaling af nogen art, hverken kontant eller i øvrigt.

6.    Økonomiske aspekter ved deltagelse i Ordningen

Tildelingen af RSU’er har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af RSU'erne indgår ikke i beregningen af feriepenge, pensionsbidrag eller øvrige lovbestemte vederlagsafhængige ydelser.

Aktier er finansielle instrumenter, og investering i dem vil altid være forbundet med en økonomisk risiko. Den fremtidige værdi af Aktier er ukendt og kan ikke forudsiges med sikkerhed. Muligheden for en gevinst på det tidspunkt, hvor du sælger dine Aktier, afhænger ikke kun af Selskabets økonomiske udvikling, men også bl.a. af den generelle udvikling på aktiemarkedet.

KLA Corporation
Milpitas, California, United States of America
Appendix

Exhibit 10.2
France
Terms and Conditions
Tax Information

The RSUs are not granted as qualified awards and are not intended to qualify for the specific tax and social security treatment available pursuant to Section L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.

Language Consent

By accepting the RSUs, Participant confirms having read and understood the documents relating to this grant which were provided in the English language. Participant accepts the terms of these documents accordingly.

Consentement Relatif à la Langue Utilisée

En acceptant cette attribution, le Participant confirme avoir lu et compris les documents relatifs à cette attribution qui ont été distribués en langue anglaise. Le Participant accepte les termes de ces documents en conséquence.

Notifications

Foreign Asset/Account Reporting Information

French residents are required to report annually any Shares and bank accounts held outside France, including the accounts that were opened, used and/or closed during the tax year, to the French tax authorities, on an annual basis on a special Form N° 3916, together with their personal income tax return. Failure to report triggers a significant penalty.

Exchange Control Information

The value of any cash or securities imported to or exported from France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities is equal to or greater than a certain amount. Participant should consult with their personal financial advisor for further details regarding this requirement.

Germany
Notifications

Exchange Control Information

Cross-border payments in excess of €12,500 must be reported to the German Federal Bank (Bundesbank). The Service Recipient will report Participant's acquisition of Shares to Bundesbank if the value of all Shares acquired by participants in Germany exceeds this amount. If Participant makes or receives a payment in excess of this amount (including if Participant sells Shares via a foreign broker, bank or service provider and receives proceeds in excess of this amount, or if Participant receives dividends or Dividend Equivalents), Participant must report the payment to the Bundesbank, either electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available on the Bundesbank website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by the Bundesbank. The report must be submitted monthly or within other such timing as is permitted or required by the Bundesbank. Participants should consult their personal legal advisors to ensure compliance with applicable reporting requirements.

Foreign Asset/Account Reporting Information
Appendix

Exhibit 10.2

If Participant’s acquisition of Shares under the Plan leads to a so-called qualified participation at any point during the calendar year, Participant will need to report the acquisition when he or she files his or her tax return for the relevant year. A qualified participation is attained only if (i) Participant owns at least 1% of the Company and the value of the Shares acquired exceeds EUR 150,000 or (ii) in the unlikely event Participant holds Shares exceeding 10% of Common Stock.

Hong Kong
Notifications

Securities Law Information

WARNING: Participant understands that the contents of the RSU Agreement, the Plan and other incidental communication materials, have not been reviewed by any regulatory authority in Hong Kong. Participant understands and acknowledges that he or she should exercise caution in relation to the offer. If Participant is in any doubt about any of the contents of the Plan, Participant understands that he or she should obtain independent professional advice. Participant understands that neither this Award nor the issuance of Shares upon vesting constitutes a public offer of securities under Hong Kong law and that this grant is available only to Service Providers. Participant understands that the RSU Agreement, the Plan and other incidental communication materials that Participant may receive (i) are not intended to constitute a “prospectus” for a public offering of securities under applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible Service Provider and may not be distributed to any other person.

India

Notifications

Exchange Control Information

Indian residents are required to repatriate to India any cash amounts received in connection with their participation in the Plan within such time period as is prescribed under applicable Indian exchange control laws, as may be amended from time to time (e.g., currently, any proceeds from dividends paid on Shares must be repatriated to India within 180 days of receipt and any proceeds from the sale of Shares must be repatriated within 90 days of receipt). Upon repatriation, Indian residents should obtain a foreign inward remittance certificate (“FIRC”) from the bank where they deposit the foreign currency and should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Service Recipient requests proof of repatriation.

Foreign Asset/Account Reporting Information

Indian residents are required to declare the following items in their annual tax returns: (i) any foreign assets held by them (including Shares acquired under the Plan), and (ii) any foreign financial assets (including Shares held outside India). Indian residents are responsible for complying with any and all applicable exchange control and reporting laws in India and should consult with a personal tax advisors in this regard.

Appendix

Exhibit 10.2
Ireland

Notifications

Director Notification Obligation

If Participant is a director, shadow director1 or secretary of an Irish Subsidiary, he or she will not be subject to the notification requirements under the Companies Act, 2014 unless Participant’s shareholding interests meet or exceed 1% of Common Stock.

Israel

Terms and Conditions
Nature of Award

By accepting this Award, Participant understands and agrees that the RSUs are offered subject to and in accordance with the Supplement for Israeli Employees (the “Israeli Supplement”) and that the Award is intended to be a Section 102 capital gains route grant. Notwithstanding the foregoing, the Company does not undertake to maintain the qualified status of the RSUs and Participant acknowledges that he or she will not be entitled to damages of any kind if the RSUs become disqualified and no longer qualify as a Section 102 capital gains route grant. In the event of any inconsistencies between the Israeli Supplement, the Restricted Stock Unit Award Notification, the RSU Agreement and/or the Plan, the terms of the Israeli Supplement will govern.

Further, to the extent requested by the Company or the Service Recipient, Participant agrees to execute any letter or other agreement in connection with the grant of the RSUs or any future RSUs granted under the Israeli Supplement. If Participant fails to comply with such request, the Award may not qualify as a Section 102 capital gains route grant.

Trust Arrangement

Participant acknowledges and agrees that any Shares issued upon vesting of the RSUs may be subject to a supervisory trust arrangement with the Company’s designated trustee in Israel, currently Investock Trustee Company (Israel) Ltd. (the “Trustee”) in accordance with the terms of the trust agreement between the Company and the Trustee. Participant further agrees that such Shares will be subject to the Lock-Up Period (as defined in the Israeli Supplement), which shall be 24 months from the date of grant. The Company may, in its sole discretion, replace the Trustee from time to time and instruct the transfer of all RSUs and Shares held and/or administered by such Trustee at such time to its successor and the provisions of the RSU Agreement shall apply to the new Trustee mutatis mutandis.

Restriction on Sale
Participant acknowledges that any Shares underlying the RSUs may not be sold or otherwise transferred prior to the expiration of the Lock-Up Period in order to qualify for tax treatment under the Section 102
1 A shadow director is an individual who is not on the board of directors of the Irish Parent or Subsidiary but who has sufficient control so that the board of directors of the Irish Parent or Subsidiary acts in accordance with the directions and instructions of the individual.
Appendix

Exhibit 10.2
capital gains route. Accordingly, Participant shall not dispose of (or request the Trustee to dispose of) any such Shares prior to the expiration of the Lock-Up Period, other than as permitted by applicable law. For purposes of this Appendix for Israel, “dispose” shall mean any sale, transfer or other disposal of the Shares by Participant (including by means of an instruction by Participant to the designated broker) or the Trustee, including a release of such Shares from the Trustee to Participant.

Tax Obligations

The following provision supplements paragraph 8 of the RSU Agreement:

The fair market value of the RSUs on the date of grant (as computed in accordance with the provisions relating to the Section 102 capital gains route) shall be subject to taxation in Israel in accordance with ordinary income tax principles. Moreover, in the event that Participant disposes of any Shares underlying the RSUs prior to the expiration of the Lock-Up Period, Participant acknowledges and agrees that any additional gains from the sale of such Shares will not qualify for tax treatment under the Section 102 capital gains route and will be subject to taxation in Israel in accordance with ordinary income tax principles. Further, Participant acknowledges and agrees that he or she will be liable for the Service Recipient’s component of payments to the Israeli National Insurance Institute (to the extent such payments by the Service Recipient are required).

Participant further agrees that the Trustee may act on behalf of the Company or the Service Recipient, as applicable, to satisfy any obligation to withhold Tax-Related Items applicable to Participant in connection with the RSUs granted under the Israeli Supplement.

Notifications
Securities Law Information
This offer of RSUs does not constitute a public offering under the Securities Law, 1968.
Italy

Terms and Conditions
Plan Document Acknowledgment

In accepting the Award, Participant acknowledges that he or she has received a copy of the Plan and the RSU Agreement and has reviewed the Plan and the RSU Agreement in their entirety and fully understands and accepts all provisions of the Plan and the RSU Agreement.

Participant further acknowledges that he or she has read and specifically and expressly approves the following paragraphs of the RSU Agreement: Responsibility for Taxes; Not a Contract of Employment; Governing Law and Venue; Nature of Grant; Language; and Imposition of Other Requirements.

Notifications

Foreign Asset/Account Reporting Information

Appendix

Exhibit 10.2
To the extent that Participant holds investments abroad or foreign financial assets that may generate taxable income in Italy (such as Shares acquired under the Plan) during the calendar year, Participant is required to report them on his or her annual tax return (UNICO Form, RW Schedule), or on a special form if no tax return is due.

Japan

Notifications

Exchange Control Information

If Participant acquires Shares valued at more than ¥100,000,000 in a single transaction, Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition of the Shares.

Foreign Asset/Account Reporting Information

Japanese residents are required to report details of any assets held outside of Japan as of December 31, including Shares acquired under the Plan, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15 each year. Participant is responsible for complying with this reporting obligation and should confer with his or her personal tax advisor in this regard.

Korea
Notifications
Foreign Asset/Account Reporting Information

Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds a prescribed amount on any month-end date during a calendar year.  Participant should consult with a personal tax advisor to determine how to value his or her foreign accounts for purposes of this reporting requirement and whether Participant is required to file a report with respect to such accounts.

Sale of Shares

Korean residents may not be permitted to sell foreign securities (such as the Shares) through non-Korean brokers (such as Fidelity) or deposit funds resulting from the sale of Shares in an overseas financial institution. Therefore, prior to selling the Shares acquired under the Plan, Participant may be required to transfer the Shares to a domestic investment broker. Participant acknowledges that Participant is solely responsible for engaging such domestic broker. Because the exchange control regulations may change without notice, Participant should consult with a personal legal advisor to ensure compliance with any exchange control regulations applicable to any aspect of their participation in the Plan.

Malaysia
Notifications

Director Notification Obligation

If Participant is a director of a Subsidiary in Malaysia, he or she is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify such Malaysian Subsidiary in writing when Participant receives or disposes of an interest (e.g., RSUs or
Appendix

Exhibit 10.2
Shares) in the Company or any related company. Such notifications must be made within fourteen days of receiving or disposing of any interest in the Company or any Subsidiary.

Netherlands
There are no country-specific terms or notifications.

Poland

Notifications

Exchange Control Information

If Participant holds Shares acquired under the Plan and/or maintains a bank account abroad and the aggregate value of shares and cash held in such foreign accounts exceeds PLN 7 million, Participant must file reports on the transactions and balances of the accounts on a quarterly basis to the National Bank of Poland.
If Participant transfers funds exceeding EUR 15,000 in a single transaction, Participant is required to do so through a bank account in Poland. Participant is required to retain all documents connected with foreign exchange transactions for a period of five (5) years, calculated from the end of the year when the foreign exchange transactions were made. Participant should consult with Participant’s personal legal advisor to determine the applicable remittance responsibilities.
Portugal

Terms and Conditions

Language Consent

Participant hereby expressly declares that he or she has full knowledge of the English language and has read, understood and freely accepted and agreed with the terms and conditions established in the Plan and the RSU Agreement.

Conhecimento da Língua

Pela presente, o Participante declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo (RSU Agreement em inglés).

Singapore
Terms and Conditions

Sale Restriction

Participant agrees that any Shares acquired under the Plan will not be offered for sale or sold in Singapore prior to the six-month anniversary of the date of grant unless such sale or offer in Singapore is made pursuant to the exemption under Part XIII Division (1) Subdivision (4) (other than section 280) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).

Notifications

Appendix

Exhibit 10.2
Securities Law Information

The grant of RSUs is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA under which it is exempt from the prospectus and registration requirements and is not made to Participant with a view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore.

Director Notification Obligation

If Participant is a director (including an alternate, substitute or shadow director2) of a Subsidiary in Singapore, he or she is subject to certain notification requirements under the Singapore Companies Act, regardless of whether Participant is resident or employed in Singapore. Among these requirements is an obligation to notify the Subsidiary in Singapore in writing if Participant (i) receives an interest (e.g., RSUs or Shares) in the Company or any Subsidiary, (ii) sells Shares and/or (iii) becomes a director. If Participant is the chief executive officer (“CEO”) of a Subsidiary in Singapore and the above notification requirements are determined to apply to the CEO of a Singapore Subsidiary, the above notification requirements also may apply.

Taiwan

Notifications

Securities Law Information

The offer of participation in the Plan is available only to eligible Service Providers. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.

Exchange Control Information

Taiwanese residents may acquire and remit foreign currency (including the proceeds from the sale of Shares) into and out of Taiwan up to USD 5,000,000 per year without submission of supporting documentation. If the transaction amount is TWD 500,000 or more in a single transaction, Taiwanese residents may be required to submit a foreign exchange transaction form and provide supporting documentation to the satisfaction of the remitting bank.

Thailand

Notifications

Exchange Control Information

If Participant receives funds in connection with the Plan (e.g., dividends or sale proceeds) with a value equal to or greater than USD 1,000,000 per transaction, Participant is required to immediately repatriate such funds to Thailand, unless Participant can rely on any applicable exemptions (e.g. where the funds will be used offshore for any permissible purposes under exchange control regulations and the relevant form and supporting documents have been submitted to a commercial bank in Thailand). Any foreign currency repatriated to Thailand must be converted to Thai Baht or deposited into a foreign currency deposit account opened with any commercial bank in Thailand acting as the authorized agent within 360 days from the date the funds are repatriated to Thailand. Participant is also required to inform the authorized agent of the details of the foreign currency transaction, including Participant’s identification information and the purpose of the transaction.
2 A shadow director is an individual who is not on the board of directors of the Singapore Subsidiary but who has sufficient control so that the board of directors of the Singapore Subsidiary acts in accordance with the directions and instructions of the individual.
Appendix

Exhibit 10.2
If Participant does not comply with the above obligations, Participant may be subject to penalties assessed by the Bank of Thailand. Because exchange control regulations change frequently and without notice, Participant should consult Participant’s legal advisor before selling any Shares (or receiving any other funds in connection with the Plan) to ensure compliance with current regulations. It is Participant’s responsibility to comply with exchange control laws in Thailand, and neither the Company nor the Service Recipient will be liable for any fines or penalties resulting from failure to comply with applicable laws.

United Kingdom

Terms and Conditions

Responsibility for Taxes

The following paragraphs supplement paragraph 3.2 of the RSU Agreement:

Without limitation to the Responsibility for Taxes section, Participant hereby agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Service Recipient or by HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority).  Participant also hereby agrees to indemnify and keep indemnified the Company and the Service Recipientagainst any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.

Notwithstanding the foregoing, if Participant is an executive officer or director of the Company within the meaning of Section 13(k) of the Exchange Act, the terms of the immediately foregoing provision will not apply in case the indemnification is considered to be a loan. In this case and if the income tax is not collected from or paid by him or her within ninety days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and National Insurance Contributions (“NICs”) may be payable. Participant acknowledges and agrees that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Service Recipient (as applicable) for the value of any employee NICs due on this additional benefit. Participant further acknowledges and agrees that the Company or the Service Recipient may obtain such amounts from Participant by any of the means described in Section 3.2 of the RSU Agreement.

Joint Election

As a condition of Participant’s participation in the Plan and the vesting of the RSUs, Participant agrees to accept any liability for secondary Class 1 NICs (the “Employer’s Liability”) which may be payable by the Company and/or the Service Recipient in connection with the RSUs and any event giving rise to Tax-Related Items. To accomplish the foregoing, Participant agrees to execute a joint election with the Company and/or the Service Recipient (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and any other consent or elections required to accomplish the transfer of the Employer’s Liability to Participant. Participant further agrees to execute such other joint elections as may be required between Participant and any successor to the Company and/or the Service Recipient. If Participant does not accept the grant (thereby entering into the Joint Election) prior to the vesting date of the RSUs, the RSUs will cease vesting and become null and void, and no Shares will be acquired under the Plan, without any liability to the Company, the Service Recipient or any other Subsidiary. Participant further agrees that the Company and/or the Service Recipient may collect the Employer’s Liability by any of the means set forth in Section 3.2 of the RSU Agreement.
Appendix